Exhibit 99.2
August 19, 2005

To:	The Addressees Listed on Schedule I Hereto

	Re:	Volkswagen Auto Lease Trust 2002-A
Optional Purchase of Transaction SUBI Certificate
Ladies and Gentlemen:
     Pursuant to Section 10.1 of the Indenture (as defined below), the undersigned hereby gives notice that Volkswagen Auto Lease Underwritten Funding, LLC (the “Transferor”) has elected to exercise the option to purchase the Trust SUBI Certificate on August 22, 2005 (the “Redemption Date”) in accordance with Section 9.2 of the Trust Agreement, dated as of November 14, 2002 (the “Trust Agreement”), between the Transferor and U.S. Bank Trust National Association, as Owner Trustee. Therefore, pursuant to Section 10.1 of the Indenture and Section 9.2 of the Trust Agreement, the Notes will be redeemed on the Redemption Date.
     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture, dated as of November 14, 2002 (the “Indenture”), between Volkswagen Auto Lease Trust 2002-A, as Issuer, and The Bank of New York, as Indenture Trustee.

VW CREDIT, INC., as Administrator
By:	/s/ Timothy Flaherty
	Name:	Timothy Flaherty
	Title:	Assistant Treasurer

By:	/s/ Mark Wood
	Name:	Mark Wood
	Title:	Authorized Signatory

Schedule I
U.S. BANK TRUST NATIONAL ASSOCIATION
Individually and as Owner Trustee
209 S. LaSalle Street, Suite 300
Chicago, IL 60611
Attention: Corporate Trust Department
THE BANK OF NEW YORK
Individually and as Indenture Trustee
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Asset Backed Securities Unit